Exhibit 21

                       Ford Motor Company

     SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1993


                                                 Jurisdiction of
                                                 Organization

First Nationwide Financial Corporation           Delaware, U.S.A.
Ford Capital B.V.                                The Netherlands
Ford Credit Europe plc                           England
  Ford Bank AG                                   Germany
  Ford Credit Entidad de Financiacion, S.A.      Spain
Ford Electronica Portuguesa, Ltd.                Portugal
Ford Electronics and Refrigeration Corporation   Delaware, U.S.A.
  Ford Electronics Manufacturing Corporation     Canada
  Ford Industria e Comercio Ltda.                Brazil
Ford Ensite International Inc.                   Canada
  Essex Manufacturing                            Canada
  Ford Lio Ho Motor Company Ltd.                 Taiwan
    FLH Marketing Services Ltd.                  Taiwan
    FLH Sales Limited                            Taiwan
  AIC Corporation                                Japan
Ford Espana S.A.                                 Spain
Ford Export Services B.V.                        The Netherlands
Ford France S.A.                                 France
Ford Holdings, Inc.                              Delaware, U.S.A.
  Associates First Capital Corporation           Delaware, U.S.A.
    Associates Corporation of North America      Delaware, U.S.A.
  Ford Leasing Development Company               Delaware, U.S.A.
  Ford Motor Land Development Corporation        Delaware, U.S.A.
  The American Road Insurance Company            Michigan, U.S.A.
    Ford Life Insurance Company                  Michigan, U.S.A.
  USL Capital Corporation                        Delaware, U.S.A.
Ford International Capital Corporation           Delaware, U.S.A.
Ford Investment Partnership                      Michigan, U.S.A
Ford Italiana S.p.A.                             Italy
Ford Motor Company of Canada, Limited            Canada
  Ford Motor Company of Australia Limited        Australia
  Ford Motor Company of New Zealand Limited      New Zealand
Ford Motor Company Limited                       England
  ACONA B.V.                                     The Netherlands
Ford Motor Company, S.A. de C.V.                 Mexico
  Ford Motor Compania Comercial, S.A. de C.V.    Mexico
Ford Motor Credit Company                        Delaware, U.S.A.
  Ford Credit Australia Limited                  Australia
  Ford Credit Auto Receivables Corporation       Delaware, U.S.A.
  Ford Credit Canada Limited                     Canada
  Ford New Holland Credit Company                Delaware, U.S.A.
Ford Motor de Venezuela, S.A.                    Venezuela
Ford Werke AG                                    Germany
  Ford Werke AG & Co. Leasing KG                 Germany
Jaguar Limited                                   England
Transcon Insurance Limited                       Bermuda

  578 Other U.S. Subsidiaries
  301 Other Non U.S. Subsidiaries

   * Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.